EXHIBIT 23.1

                       AKIN, DOHERTY, KLEIN & FEUGE, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                       8610 NORTH NEW BRAUNFELS, SUITE 101
                            SAN ANTONIO, TEXAS  78217
                             TELEPHONE: 210 829-1300
                                FAX: 210 829-4080

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement of Payment Data Systems, Inc. (the "Company") on Form S-8 of our report dated February 17, 2006, except for Note 15, to which the date is March 10, 2006, included in the Company's Form 10-KSB for the year ended December 31, 2005, and to all references to our firm included in this Registration Statement.

/s/  Akin,  Doherty,  Klein  &  Feuge
-------------------------------------
Akin,  Doherty,  Klein  &  Feuge,  P.C.
San  Antonio,  Texas



By:      /s/  David  J.  Doherty
--------------------------------

Date:  May  25,  2006